EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made as of the 27th day of September, 2000, by and between Win-Gate Equity Group, Inc., a Florida corporation with an address at 100 North Biscayne Blvd., Suite 2500, Miami, Florida 33132 (the "Company"), and KEVIN P. FITZGERALD with an address at 5225 Collins Avenue, #709, Miami, Florida 33140 (the "Executive").

                                    RECITALS

A. The Company desires to employ Executive as the Chief Executive Officer of the Company and of the Company's wholly-owned subsidiary, Globaltron Communications Corporation ("Globaltron") and to oversee the operations of each of the Company's "affiliates," (which term "affiliate" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended, each affiliate of such person or entity as well as any successor or successors interest, which successor or successors may be a separate corporation or corporations or a division or unit of the Company) to ensure the availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement.

B. The Company also wishes to nominate the Executive to serve as a member of the Company's Board of Directors ("Board") and the Executive is willing to accept such nomination.

C. The Company and its affiliates have established a valuable reputation and goodwill in their respective businesses, with expertise in all aspects of developing, marketing and providing multinational facilities-based integrated communications services in emerging markets including among others, Latin and South America (but specifically not including Latin Broadband), to U.S. based local and long distance communications operators (collectively the "Business").

D. The Executive, by virtue of the Executive's employment by the Company will become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Business.

NOW, THEREFORE, the Company and the Executive hereby agree as follows with respect to the Executive's employment with the Company:

1. Recitals. The above recitals are true, correct and incorporated herein by reference.

2.       Employment.


         a. Employment Period. The Company shall employ the Executive and the Executive shall be employed with the Company, on the terms and conditions hereinafter set forth, for a period commencing as of October 2, 2000 (the "Effective Date") and ending September 30, 2002, unless sooner terminated pursuant to the provisions of this Agreement. Subject to the provisions of Section 4 of this Agreement, the period of employment shall be automatically extended for successive one-year terms of employment, unless either the Company or the Executive notifies the other in writing at least ninety (90) days prior to the end of the then current term that it or he does not intend to renew such employment, in which case such employment will expire at the end of the then current term. All references herein to the "Employment Period" shall refer to both the initial term and any such successive renewal terms.

         b. Engagement of Executive. The Company agrees to employ the Executive and the Executive accepts employment as Chief Executive Officer of the Company and Globaltron Communications Corporation.


         c. Duties and Powers. During the Employment Period, as defined in
Section 2.a. above, the Executive will serve in the position described in
Section 2.b. above and will have such responsibilities, duties and authorities and will render such services of an executive and administrative character reasonably consistent with his title as shall be reasonably directed by the Board, all in accordance with the terms and conditions of this Agreement and the strategic plans and operating and capital budgets of the Company as developed by the Executive and the Board and approved by the Board. Executive shall devote Executive's best efforts, energies and abilities and Executive's full business time, skill and attention to the business and affairs of the Company and its affiliates. Executive shall perform the duties and carry out the responsibilities assigned to the Executive to the best of the Executive's ability, in a diligent, trustworthy, businesslike and efficient manner for the purpose of advancing the business of the Company and its affiliates and shall adhere to any and all of the employment policies of the Company. Executive acknowledges that Executive's duties and responsibilities will require Executive's full-time business efforts and agrees that during the Employment Period Executive will not engage in any other business activity or have any business pursuits or interests which interfere or conflict with the performance of Executive's duties hereunder, provided, that nothing in this Section 2 shall be deemed to prohibit Executive from making Permitted Investments (as defined in Section 6.b. below), or attending to his interests in Latin Broadband; provided that such activities shall not detract from the Executive's duties and obligations under this Agreement, which duties and obligations shall have priority over the Executive's interests in Latin Broadband.


3. Compensation and Benefits. The Company shall pay to the Executive, and the Executive agrees to accept, compensation as follows:


         a. The Company shall pay to the Executive, and the Executive agrees to accept, a base compensation at the rate of Three Hundred Thousand Dollars ($300,000) per year (the "Salary"). The Board, in its sole discretion, may award a bonus or incentive compensation to the Executive (collectively "IC"). All compensation payable to Executive hereunder shall be payable in accordance with the Company's normal payroll policies, which is currently semi-monthly, and shall be subject to all applicable withholding taxes and any other amounts required by law to be withheld.


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


         b. The Company shall grant to the Executive, as of the Effective Date, non-qualified stock options ("Options") to purchase up to 960,000 shares of Company common stock, par value $.001 ("Common Stock") at an exercise price of $5.50 per share pursuant to the Company 2000 Stock Incentive Plan ("Plan"), which Plan is subject to ratification and approval by the Company's shareholders. The Company has provided the Executive with a copy of the Plan and the Executive acknowledges that the Executive has reviewed the Plan, is familiar with the terms and conditions of the Plan and has had the opportunity to ask questions about the Plan. The grant of the Options are subject to the following terms and conditions:



            i. The Options shall vest as follows:




               (1) Options to purchase 192,000 shares shall vest as of the
            Effective Date;

               (2) Options to purchase an additional 192,000 shares shall vest on the six month anniversary following the Effective Date;

               (3) Options to purchase an additional 192,000 shares shall vest on the one year anniversary following the Effective Date;

               (4) Options to purchase an additional 192,000 shares shall vest on the eighteen month anniversary following the Effective Date;



               (5) Options to purchase an additional 192,000 shares shall vest on the two year anniversary following the Effective Date;



            ii. The exercise period for the Options granted pursuant to this
Section 2.b. shall be for a period of ten (10) years from the date of grant, which is the Effective Date.



            iii. Notwithstanding the provisions of Sections 3.b.i. and ii. of this Agreement, if

               (A) the Executive's employment with the Company is terminated (A)
            for "Cause", as defined in Section 4.b.ii. or 4.b.iii below, or the Executive resigns, any outstanding Options granted to the Executive pursuant to this Agreement, whether or not vested, shall terminate as of the date of the termination of the Executive's employment, or

               (B) the Executive's employment with the Company is terminated (A)
            for "Cause", as defined in Section 4.b.i. or 4.b.iv below, the exercise period for all vested Options granted pursuant to this Agreement shall expire ninety (90) days from the date of such termination of the Employee's employment, or


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


               (C) the Executive dies or is "disabled", as defined in Section
            4.c. below, then the exercise period for all Options granted pursuant to this Agreement that have vested shall be modified to be a period of one (1) year following the Executive's death or disability, as applicable; or

               (D) a "Change of Control" occurs, as hereinafter defined, than all Options granted to the Executive described in Section 3.b.i. but that have not vested shall immediately vest upon such Change of Control. For purposes of this Agreement, a "Change of Control" shall mean (i) the acquisition (other than by or from the Company), any time after the Effective Date, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding voting securities entitled to vote generally in the election of directors (together with such common stock, "Voting Securities"), but which the Executive acknowledges and agrees shall specifically exclude the transaction by the Company's Chairman of the Board with a third party on or about the date of this Agreement; or (ii) approval by the Company's shareholders of (x) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities,
            (y) a liquidation or dissolution of the Company, or (z) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.



         c. Vacation and Insurance. During the Employment Period, the Company will provide Executive three (3) weeks vacation per year (prorated for periods of less than a full year); provided that all vacation must be used within the calendar year in which the vacation accrues or it is forfeited. Executive will be eligible to participate on substantially the same basis as provided to all of the Company's five highest paid executive officers as a group in any life, health, hospitalization, or disability insurance policy or program maintained by the Company, and any 401(k), profit sharing, retirement, or other fringe benefit program maintained by the Company for such officers, in each case in accordance with the terms of such policies, plans and programs.

         d. Business Expenses. During the Employment Period, the Company will reimburse Executive in accordance with Company policy for Executive's normal out-of-pocket expenses incurred in the course of performing Executive's duties hereunder. Executive shall provide the Company will all receipts and documentation supporting such expenses as may reasonably be requested by the Company.

         e. Relocation. The Company agrees that the location of the office at which Executive is based under this Agreement (subject to travel to meet the business needs of the Company and


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


its affiliates) shall not be moved outside the Miami, Florida or the New York, New York areas, without Executive's consent.

         f. Business Travel. To the extent that the duration of air travel that the Executive is required to make in connection with the business of the Company or its Affiliates is (i) more than six hours flying time, the Executive shall be entitled to travel in "First Class" seating, (ii) between two hours and six hours, the Executive shall be entitled to travel "Business Class" seating or if no Business Class is available, then in "First Class" seating, and (iii) less than two hours, the Executive shall fly via "Coach" seating.


4.       Termination by the Company.

         a. In addition to the termination rights of the Company set forth in
Section 1, the Company has the right to terminate the Employment Period (and, consequently, Executive's employment under this Agreement), by notice to Executive in writing at any time, (i) for "Cause", or (ii) without Cause for any or no reason, subject to the provisions of Section 5. Any such termination shall be effective upon the date specified in such notice or, if no date is specified, on the date such notice is deemed served pursuant to Section 16 below.



         b. "Cause" as used herein means the occurrence of any of the following events:


            i. the willful failure or gross negligence of Executive to perform Executive's duties or comply with reasonable directions of the Board consistent with Executive's title and duties that continues unremedied for a period of twenty (20) business days after the Chairman has given written notice to Executive specifying in reasonable detail Executive's failure to perform such duties or comply with such directions;

            ii. Executive's conviction of (A) a felony, (B) criminal dishonesty or (C) any crime involving moral turpitude;



            iii. a material breach by Executive of any of the provisions of
Section 6, 7, or 8 of this Agreement; or


            iv. a material breach by Executive of any of the terms or conditions of this Agreement (other than with respect to any provisions of Sections 6, 7 or 8 of this Agreement) that continues unremedied for a period of twenty (20) business days after the Chairman has given written notice to Executive specifying in reasonable detail Executive's breach of this Agreement.



         c. Except as otherwise provided herein, this Agreement and the obligations of the Company hereunder will terminate upon the death or at the Company's option, the disability of the Executive. For purposes of this Section 4.c., "disability" shall mean that for a period of ninety (90) consecutive days or four months in any 12-month period the Executive is incapable of substantially fulfilling the duties set forth in Section 2 or hereafter assigned to him because of


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


physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician selected by the Company.


5.        Compensation After Termination.

         (a) If the Employment Period or this Agreement is terminated (i) by the Company for Cause, (ii) through expiration of the Employment Period, (iii) by virtue of Employee's death or Disability, or (iv) pursuant to the provisions of
Section 2, then the Company shall have no further obligations hereunder or otherwise with respect to Executive's employment from and after the effective date of termination (except payment of the Salary, IC, if any, and benefits described in Section 3 herein, in each case which have accrued through the effective date of termination or expiration), and the Company shall continue to have all other rights available hereunder, including without limitation, all rights under any provisions of Sections 6, 7 and 8 at law or in equity.

         (b) Provided that the Executive continues to comply with each of the provisions of Sections 6, 7 and 8 of this Agreement during all the applicable periods, if the Employment Period is terminated by the (i) Company without Cause pursuant to clause ii of the first sentence of Section 4 hereof or (ii) Executive for "Good Reason", as hereinafter defined, Executive shall be entitled to receive as severance pay the greater of (i) Executive's Salary and IC, if any, hereunder for the period of time which would have been remaining in the Initial Employment Period or any renewal period, as the case may be, or (ii) one year's Salary and IC (based upon the IC paid to the Executive for the preceding year, if any), in each case payable in regular installments in accordance with the Company's general payroll practices for salaried executives. For purposes hereof, "Good Reason" means the (i) material reduction in, or the assignment of duties to the Executive which would be materially inconsistent with, the Executive's responsibilities, duties and authorities described in Section 2.c. (other than as a result of Executive's failure to perform Executive's duties and responsibilities in accordance with this Agreement), or (ii) a reduction in Executive's Salary or failure to pay any material amount owing to or provide a material benefit owing to Executive within ten (10) business days of the day such amount or benefit is due, in each case of (i) or (ii) which continues unremedied for a period of twenty (20) business days after Executive has given written notice to the Company specifying in reasonable detail the relevant acts or omissions of the type described in the foregoing clause (i) or (ii). It is expressly understood and agreed that unless Executive provides the written notice described in the immediately preceding sentence within twenty (20) business days after Executive know or has reason to know of the occurrence of any act or omission of the type described in clauses (i) or (ii) of the immediately preceding sentence, Executive shall be deemed to have consented thereto and such particular act or omission shall no longer constitute or be capable of constituting Good Reason for purposes of this Agreement.

         (c) Provided that the Executive continues to comply with each of the provisions of Sections 6, 7 and 8 of this Agreement during all the applicable periods, if the Employment Period is terminated upon a Change of Control for any reason, Executive shall be entitled to receive from the Company as severance an amount equal to the greater of (i) Executive's Salary and IC, if any, hereunder for the period of time which would have been remaining in the Initial Employment


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


Period or any renewal period, as the case may be, or (ii) one year's Salary and IC (based upon the IC paid to the Executive for the preceding year, if any), in each case payable in regular installments in accordance with the Company's general payroll practices for salaried executives.

         (d) All Options that have vested shall continue to be in effect if the Employment Period is terminated, subject to the limitations contained in Section 3(b)(iii) hereof.

6.       Restrictive Covenants.


         a. Executive's Acknowledgment. Executive agrees and acknowledges that in order to assure that the Company and its affiliates will retain their respective value and that of the business of the Company and each of its affiliates, it is necessary that Executive undertake not to utilize the special knowledge of the Business Executive has acquired or may acquire and the relationships with their customers, suppliers and employees to compete with the Company and its affiliates. Executive further acknowledges that:



            i. Executive is one of a limited number of persons who will develop the business of the Company and its affiliates;


            ii. Executive will occupy a position of trust and confidence with the Company and its affiliates during Executive's employment under this Agreement, Executive has and will continue to become familiar with the proprietary and confidential information of the Company and its affiliates;


            iii. the agreements and covenants contained in this Section 6 are essential to protect the Company, its affiliates and the goodwill of the Business and are an express condition precedent to the willingness of the Company to sign this Agreement;

            iv. the Company and its affiliates would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Agreement;

            v. the scope and duration of the provisions of this Section 6, and of Section 7 and 8 are reasonably designed to protect a protectable interest of the Company and its affiliates and are not excessive in light of the circumstances; and

            vi. Executive has a means to support Executive and Executive's dependents, if any, other than engaging in the activities prohibited by this
Section 6.



         b. Non-Compete. Executive hereby agrees that for a period of three (3) years from the date hereof (the "Noncompetition Period") or one (1) year after the termination of this Agreement, whichever is later, except on behalf of the Company and its affiliates in accordance with this Agreement, Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor


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


to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere in or into the United States and in or into any other country in which the Company or any of its affiliates may from time to time prior to the expiration of the Noncompetition Period engage in the Business (collectively the "Territory"); provided however, that nothing contained herein shall be construed to prevent Executive from (i) investing in stock or any corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said corporation and if Executive, Executive's associates (as such term is defined in Regulation 14A promulgated under the Exchange Act), and the Executive's affiliates collectively do not own more than an aggregate of two percent of the stock of such corporation ("Permitted Investments") or (ii) attending to the Executive's interests in Latin Broadband.

         c. Non-Solicitation. Without limiting the generality of the provisions of Section 6.b. above, Executive hereby agrees that for a period commencing on the date of this Agreement and ending on the later of (a) the expiration of the Noncompetition Period or (b) the date which is two years from the effective date of termination or expiration of this Agreement (such effective date of termination or expiration of this Agreement is sometimes referred to as the "Termination Date"), except on behalf of the Company and its affiliates in accordance with this Agreement, Executive will not, directly or indirectly, as employee, agent, consultant, principal or otherwise, (i) solicit any Business from or in any way transact or seek to transact any Business with or otherwise seek to influence or alter the relationship between the Company or any of its affiliates with any person or entity to whom the Company or any of its affiliates provided Business related services (x) at any time during the one year period preceding the Termination Date or (y) if there has been no Termination Date, at any time during the Employment Period or (ii) solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its affiliates of any person who is or was an employee of the Company or any of its affiliates (x) at any time during the one year period preceding the Termination Date or (y) if there has been no Termination Date, at any time during the Employment Period. Notwithstanding the foregoing, in the event the Employment Period or this Agreement is terminated by the Company without Cause pursuant to Section 4, the reference to "two years" in clause (b) of this Section shall be deemed to read "one year."

         d. Blue-Pencil. If any court of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant too lengthy or the Territory too extensive, the other provisions of this Section 6 shall nevertheless stand, the period of restriction shall be deemed to be the longest period permissible by law under the circumstances and the Territory shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the period of restriction and/or Territory to permissible duration or size.

7.       Treatment and Ownership of Confidential Information.


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


         a. The parties hereto acknowledge that Executive shall or may be making use of, acquiring and adding to Confidential Information (as that term is defined in subparagraph (b) below). Executive covenants and agrees that during the Employment Period and at all times thereafter he shall not, except with the prior written consent of the Company, or except if he is acting during the Employment Period solely for the benefit of the Company or any of the affiliates in connection with the Company's or any of the affiliates' business and in accordance with the Company's business practices and policies, at any time, disclose, divulge, report, transfer or use, for any purposes whatsoever, any such Confidential Information, including Confidential Information obtained, used, acquired or added by, or disclosed to, Executive prior to the date of this Agreement. The Executive further acknowledges that the Confidential Information constitutes valuable, special and unique assets of the Company.

         b. For purposes of this Agreement, the term "Confidential Information" shall mean all of the following materials and information which Executive receives, conceives or develops or has received, conceived or developed, in whole or in part, in connection with Executive's affiliation with the Company:


            i. The contents of any manuals or other written materials of the Company or any of its affiliates;



            ii. The names of actual or prospective clients, customers, suppliers, or persons, firms, lenders, or persons, firms, corporations, or other entities with whom Executive may have or has had contact on behalf of the Company or any of its affiliates or to whom any other employee of the Company or any of its affiliates has provided goods or services at any time;

            iii. The terms of various agreements between the Company or any of its affiliates, and any third parties;

            iv. The contents of actual or prospective customer or client records, which customer and client lists and records shall not only mean one or more of the names and addresses of the customers of the Company or any of its affiliates, but shall also encompass any and all information whatsoever regarding them;


            v. Any data or database, or other information compiled by the Company or any of its affiliates, including, but without limitation, information concerning the Company or any of its affiliates, or any business in which the Company or any of its affiliates is engaged or contemplates becoming engaged, any company which the Company or any of its affiliates engages in business, any customer, prospective customer, or other person, firm or corporation to whom or which the Company or any of its affiliates has provided goods or services or to whom or which any employee of the Company or any of its affiliates has provided goods or services on behalf of the Company or any of its affiliates, or any compilation, analysis, evaluation or report concerning or deriving from any data or database, or any other information;


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


            vi. All policies, procedures, strategies and techniques regarding training, marketing and sales, either oral or written, and assorted lists containing information pertaining to lenders, customers and/or prospective customers; and

            vii. Any other information, data, training methods, formulae, know-how, show-how, source code, subject code, copyright, trademarks, patents or knowledge of a confidential or proprietary nature observed, received, conceived or developed by Executive in connection with Executive's affiliation with the Company.

Excluded from the Confidential Information and therefore not subject to the provisions of this Agreement shall be any information which (a) is or becomes generally available to the public through no breach or fault of the Executive; provided that this exception shall apply only from and after the date the information became generally available to the public, and (b) the Executive can establish by the Executive's written records was in the Executive's possession at the time of disclosure and was not previously acquired directly or indirectly from the Company, provided that this exception shall apply only from and after the date that the information is disclosed to the Executive by a third party or was in the Executive's possession. Specific Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is embraced by, or contained or referenced in, more general information in the public domain. Additionally, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain. If the Executive intends to avail himself of any of the foregoing exceptions, the Executive shall notify the Company in writing of his or her intention to do so and the basis for claiming the exception.

         b. The Executive covenants and agrees that all right, title and interest in any Confidential Information shall be and shall remain the exclusive property of the Company. Executive covenants that Executive has disclosed to the Company all Confidential Information developed in whole or in part by Executive within the scope of this Agreement and has assigned to the Company any right, title or interest Executive may have in such Confidential Information. Executive covenants that Executive has turned over to the Company all physical manifestations of the Confidential Information in his possession or under his control.


         c. The Executive covenants and agrees that all right, title and interest in any Confidential Information shall be and shall remain the exclusive property of the Company and the affiliates, as applicable. The Executive agrees to promptly disclose to the Company all Confidential Information developed in whole or in part by the Executive within the scope of this Agreement and to assign to the Company or any of the affiliates, as the Company determines in its sole discretion, any right, title or interest the Executive may have in such Confidential Information. The Executive agrees to turn over to the Company all physical manifestations of the Confidential Information in his possession or under his control at the request of the Company.

8.       Inventions.


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


         a. Executive agrees to promptly inform and to disclose to the Company, in writing, all inventions, concepts, developments, procedures, ideas, innovations, systems, programs, techniques, processes, information, discoveries, improvements and modifications and related documentations, other works of authorship and the like (collectively the "Inventions"), which, during the course of the Executive's employment with the Company, Executive has created, made, conceived, written either alone or with others, while in the Company's employ, or while performing services for the affiliates, whether or not during working hours, and at all times thereafter, whether or not such Inventions are patentable, subject to copyright protection or susceptible to any other form of protection which (a) related to the actual Business or research of development of the Company or its affiliates; or (b) was suggested by or resulted from any task assigned or to be assigned to the Executive or performed by the Executive for or on behalf of the Company or any of its affiliates. In the case of any "other works of authorship", such assignment shall be limited to those works of authorship which meet both conditions (a) and (b) above. The Executive further acknowledges and agrees that the copyright and any other intellectual property right in Inventions and related documentation, and other works of authorship, created within the scope of my employment, belong to the Company by operation of law.

         b. In connection with any of the Inventions assigned by Section 8.a., the Executive shall, on the Company's request, promptly execute a specific assignment of title to the Company or its designee, and do anything else reasonably necessary to enable the Company or such designee to secure a patent, copyright or other form of protection therefor in the United States and in other countries.


         c. The Executive further acknowledges and agrees that the Company and its affiliates, licensees, successors or assigns (direct or indirect) are not required to designate me the Executive as an author of any Invention which is subject to Section 9.a., when it is distributed, publicly or otherwise, or to secure my permission to change or otherwise alter its integrity. The Executive hereby waives and releases, to the extent permitted by law, all rights in and to such designation and any rights that the Executive may have concerning modifications of such Inventions.

         d. The Executive understands that any rights, waivers, releases and assignments herein granted and made by the Executive are freely assignable by the Company and are for the benefit of the Company and its affiliates, licensees, successors and assigns.


         e. The Executive affirms that the Executive has not disclosed and will not disclose to anyone outside of the Company and its affiliates, or has used, or will use, any Confidential Information or material received in confidence from third parties, such as customers, by the Company or any of its affiliates, other than as permitted by a written agreement between the Company and the third party.

         f. Executive irrevocably appoints any Company-selected designee to act as his agent and attorney-in-fact to perform all acts necessary to obtain patents and/or copyrights as required by this Agreement if Executive (i) refuses to perform those acts or (ii) is unavailable, within the


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


meaning of the United States Patent and Copyright Laws. It is expressly intended by Executive that the foregoing power of attorney is coupled with an interest.


         g. Executive shall keep complete, accurate and authentic information and records on all Inventions in the manner and form reasonably requested by the Company. Such information and records, and all copies thereof, shall be the property of the Company as to any Inventions within the meaning of this Agreement. In addition, Executive agrees to promptly surrender all such original and copies of such information and records at the request of the Company.

9. Effect on Termination. If this Agreement or the Employment Period expires or is terminated for any reason, then, notwithstanding such termination, those provisions contained in Sections 6, 7 and 8 hereof shall remain in full force and effect.

10. Remedies. Executive acknowledges and agrees that the covenants set forth in Section 6, 7 and 8 of this Agreement are reasonable and necessary for the protection of the business interests of the Company and its affiliates, that irreparable injury will result to the Company and its affiliates if Executive breaches any of the terms of Sections 6, 7 or 8, and that in the event of Executive's actual or threatened breach of any provisions of Section 6, 7 or 8, the Company and its affiliates will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by Executive of any of the provisions of Section 6, 7 or 8, the Company and its affiliates shall be entitled to seek injunctive relief, specific performance and other equitable relief, without bond and without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company and its affiliates from pursuing any other remedies available to them for such breach or threatened breach, including but not limited to the recovery of damages.

11.      Executive Representations and Warranties.

         a. The Executive represents and warrants to the Company that

            i. he has not been subject to any litigation or administrative proceedings, and

            ii. he is free of known physical and mental disabilities that would, with or without reasonable accommodations create an undue hardship for the Company or any of its affiliates, impair his performance hereunder and he is fully empowered to enter and perform his obligations under this Agreement.

         Without limiting the generality of the foregoing, Executive represents and warrants that he is under no restrictive covenants to any person or entity that will be violated by his entering into and performing this Agreement.


         b. The Executive shall indemnify the Company on demand for and against any and all judgments, losses, claims, damages, expenses and costs (including without limitation all legal fees


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


and costs, even if incident to appeals) incurred or suffered by the Company as a result of any breach by Executive of any of these representations and warranties.

12. Binding Effect. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their personal representatives, successors, heirs and assigns.

13. Severability. Invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to any conflict of law principles.

15. Entire Agreement. This Agreement contains the entire understanding between the parties and this Agreement may not be changed or modified except by an Agreement in writing signed by all the parties hereto.

16. Notice. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed


         If to the Executive:

         Kevin P. Fitzgerald
         5225 Collins Avenue, Suite 709
         Miami, Florida 33140

         Copy to:

         Baker & McKenzie
         1200 Brickell Avenue, 19th Floor
         Miami, Florida 33131
         Attention:  Andrew Hulsh, Esq.

         If to the Company:

         Win-Gate Equity Group, Inc.
         100 N. Biscayne Boulevard, Suite 2500
         Miami, Florida 33132
         Attn:  Gary D. Morgan, Chairman of the Board

         Copy to:


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


         Proskauer Rose LLP
         1585 Broadway
         New York, New York 10036-8299
         Attn:  David W. Sloan, Esq.

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it is actually received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

17. Venue. The Parties acknowledge that a substantial portion of negotiations and anticipated performance and execution of this Agreement occurred or shall occur in the City and County of Miami Dade, Florida, and that, therefore, each of the Parties irrevocably and unconditionally

         i. agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the courts of record of the State of Florida in the City of Miami and County of Miami-Date or the court of the Southern United States of Florida, Southern Division;

         ii. consents to the jurisdiction of each such court in any suit, action or proceeding;

         iii. waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and

         iv. agrees that service of any court paper may be effected on such Party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.


18. Prevailing Parties. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

19. Expenses. Each party shall bear their own respective expenses incurred in connection with this Agreement and with all obligations required to be performed by each of them under this Agreement.


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


20. Survival. Notwithstanding any termination of this Agreement, the provisions of Sections 6 through 10 shall survive such termination.



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                                       15

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THE AGREEMENT, UNDERSTANDS EACH OF ITS TERMS AND CONDITIONS INCLUDING ANY TAX OR OTHER CONSEQUENCES, AND HAS THE OPPORTUNITY TO CONSULT INDEPENDENT LEGAL COUNSEL OF THE EXECUTIVE'S CHOICE PRIOR TO EXECUTING THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement has been duly signed by the Executive and on behalf of the Company as of the day and year first above written.


                                          THE COMPANY:

                                          Win-Gate Equity Group, Inc.



                                          By: /s/ Gary D. Morgan
                                              ----------------------------------
                                          Name:  Gary D. Morgan
                                          Its:   Chairman

                                          THE EXECUTIVE

                                          /s/ Kevin P. Fitzgerald
                                              ----------------------------------
                                              Kevin P. Fitzgerald








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